Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Amendment No. 6 to the registration statement on Form S-11 (File No. 333-290369) and related Prospectus, of our report dated April 13, 2026, with respect to the combined consolidated financial statements of JOSS Realty (the “Predecessor”) as of December 31, 2025 and 2024, and for the years then ended. Our audit report includes an explanatory paragraph relating to the Predecessor’s ability to continue as a going concern.

We also consent to the reference to our firm under the caption “Experts.”

/s/ CohnReznick LLP

New York, New York

April 13, 2026